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                                                                   EXHIBIT 23.11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 1999, on the financial statements of Lineman, Inc. dba California Communications (a C corporation), included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated May 7, 1999 and to all references to our Firm included in this Registration Statement.



S.J. GALLINA & CO., LLP
Sacramento, California
November 11, 1999